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                                                                    Exhibit 99.1
SCHEDULE E

                       Adelphia Business Solutions, Inc.
               Form of Financial Information and Operating Data
        of the Subsidiaries and the Joint Ventures Presented by Cluster
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  Data presented for the quarter ended:               12/31/99
  Unaudited                                                                           ***
                                    North East   Mid-Atlantic    Mid-South           Other           Total
FINANCIAL DATA
(dollars in thousands):
Total Revenue                       $  17,715.8  $   24,823.5    $  14,076.2   $      7,727.3   $     64,342.8
Total Capital Expenditures          $  11,169.2  $  118,300.0    $  17,451.3   $     78,875.9   $    225,796.4
Total EBITDA                        $   5,645.7  $      736.2    $  (3,035.4)  $     (2,894.9)  $        451.6

Gross PP&E                          $ 128,895.2  $  562,924.4    $ 197,487.0   $    288,153.0   $  1,177,459.6

Proportional Revenue *              $  17,715.8  $   19,223.7    $  14,076.2   $      7,727.3   $     18,090.1
Proportional Capital                $  11,169.2  $  116,026.4    $  17,451.3   $     78,875.9   $     44,512.5
 Expenditures *
Proportional EBITDA *               $   5,645.7  $   (1,298.4)   $  (3,035.4)  $     (2,894.9)  $     (2,916.5)

Proportional Gross PP&E *           $ 128,895.2  $  494,832.5    $ 197,487.0   $    288,153.0   $  1,109,367.7

STATISTICAL DATA
Increase for December 31, 1999
 quarter:
Networks in Operation                         2            --              2                1                5
Route Miles                                   8           222            176                6              412
Fiber Miles                                 384        10,246         10,906              287           21,823
Buildings connected                          21             9             38                8               76
Total Buildings with Customers             (512)        1,844          1,394            1,058            3,784
LEC-COs collocated **                        --             2             15               --               17
Voice Grade Equivalent Circuits         (24,192)      131,040        104,160          (54,432)         156,576
As of September 30, 1999:
Networks in Operation                         5            25             11                7               48
Route Miles                               3,331         4,408          3,807            4,102           15,648
Fiber Miles                              99,698       157,977         73,888           59,368          390,931
Buildings connected                         399           829            441              449            2,118
Total Buildings with Customers            2,717         6,190          5,069            2,465           16,441
LEC-COs collocated **                        16            83             32               19              150
Voice Grade Equivalent Circuits         327,936       953,568        488,544          326,592        2,096,640
As of December 31, 1999:
Networks in Operation                         7            25             13                8               53
Route Miles                               3,339         4,630          3,983            4,108           16,060
Fiber Miles                             100,082       168,223         84,794           59,655          412,754
Buildings connected with fiber              420           838            479              457            2,194
Total Buildings with Customers            2,205         8,034          6,463            3,523           20,225
LEC-COs collocated **                        16            85             47               19              167
Voice Grade Equivalent Circuits         303,744     1,084,608        592,704          272,160        2,253,216
Access Lines Sold                        51,207       175,931         84,802           48,265          360,205
Access Lines Installed                   46,119       162,268         76,536           46,084          331,007
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*   Represents portion attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital
    Expenditures and Gross Property, Plant and Equipment